SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report	December 21, 2007

ENTERCONNECT INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)	7371	20-8002991

100 Century Center Court	95112
Suite 650
San Jose, CA

(408) 441-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 20th, 2007, the Registrant consummated subscriptions with certain investors pursuant to which the Registrant sold $4,823,000 Senior Secured Convertible Notes (the "Notes") comprised of 10% interest coupon convertible into 8,038,333 shares of its common stock, par value $0.001 per share (the "Common Stock") and warrants (the "Warrants") to purchase 8,038,333 shares of Common Stock at an exercise price of $.80 per share.  The Warrants may be exercised at any time and expire in 5 years

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit #	Description
10.1	Form of Stock Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant
10.4	Form of Convertible Note
10.5	Form of Collateral Agency Agreement

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: December 21, 2007	By:	/s/ Sam Jankovich

Chief Executive Officer

Exhibit Index

Exhibit #	Description
10.1	Form of Stock Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant
10.4	Form of Convertible Note
10.5	Form of Collateral Agency Agreement
10.6	Form of Pledge and Security Agreement